EXHIBIT 99.1

Dot VN, Inc.’s Danang City Office Begins Operations

SAN DIEGO, CALIFORNIA – March 31, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”) (www.dotVN.com), (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that its Danang City, Vietnam office has begun operations.  The 95 m2 (~1,022 square feet) office is located on the 9th floor of the Software Park Tower in downtown Danang City.

The Company has hired 13 employees to begin offering Dot VN’s domain name registration and web related services to businesses and individuals in Danang City and the wider Central region of Vietnam.  Additionally, the Danang City team will oversee the development and construction of the Danang City Internet Data Center.

Pictures of the office as well as artist’s renderings are available at: http://www.dotvn.com/DanangCityOffice.jsp

“Dot VN is very proud to announce the opening of our newest office, with highly talented employees, in Danang City, Vietnam. It is our goal to expand into new markets and regions and Danang City will serve as our headquarters in the Central Region of Vietnam.  It is our hope that this project and others, such as our Domain Registration and Internet Advertising along with our Internet Data Center and Wireless/Virtual Fiber projects, will serve to grow shareholder value.  The Company is dedicated to driving greater revenue in 2009 and beyond.”.stated Thomas M. Johnson, Dot VN’s Chairman and Chief Executive Officer.

About the Company:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam. Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) and Parking Page Marketing via the Internet. Dot VN has established agreements with international ISP’s (Internet service providers) along with over 73 top domain resellers to commercialize .VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Cautionary Warning Regarding Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.    In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
Thomas M. Johnson, Chairman & CEO
Dot VN, Inc.
Phone:	858-571-2007 X14
Email:	Inquiries@DotVN.com
Website:	www.DotVN.com
Register your .VN domains at:  www.VN